Exhibit 99.1

Media Contact:

Mona Klausing, Active Network

Mona.Klausing@ActiveNetwork.com

858-964-3813

Active Network Appoints Twenty-Year Global Technology Veteran, Darko Dejanovic,

as Chief Technology, Product and Innovation Officer

Former Monster Worldwide Executive to Lead Global Product and Technology

Strategy and Operations

SAN DIEGO, CALIF. – August 30, 2011 – The Active Network, Inc. (NYSE: ACTV), the leading provider of organization-based cloud computing applications, today announced the appointment of Darko Dejanovic in the newly-created role of chief technology, product and innovation officer. Dejanovic will lead the Company’s global technology and product strategy and operations spanning more than 25 countries.

“Darko joins our leadership team at an ideal time in our history, as a new publicly-traded company with a large, untapped worldwide market opportunity before us,” said Dave Alberga, chief executive officer at Active Network. “His proven expertise in growing global B2B and B2C technology and online media companies will be instrumental in advancing Active Network to new heights of technology innovation and growth.”

Prior to joining Active Network, Dejanovic served for four years as the EVP, global CIO and head of product at Monster Worldwide, where he was responsible for global IT strategy, operations and development, product innovation and design, as well as consumer advertising businesses. Previously he held CTO roles for more than a decade at the Tribune Company and its subsidiary, Tribune Publishing Company. Earlier in his career, Dejanovic held various senior technology roles in the U.S. and Europe. He holds an MBA from Northwestern University and a B.S. in Computer Science from Florida Metropolitan University.

About The Active Network, Inc.

The Active Network, Inc. is the leading provider of organization-based cloud computing applications—serving the business events, community activities, outdoors, and sports markets—with over 47,000 global business customers and 70 million annual transactions reported last year. Our technology platform, ActiveWorks®, transforms the way organizers manage their activities and events by automating online registrations and streamlining other critical management functions, while also driving consumer participation to their events. Our flagship media property, Active.com®, is the leading online community for people who want to discover, participate in, and share activities about which they are passionate. Headquartered in San Diego, California since 1999, the company has over 25 offices worldwide. To learn more, visit www.ActiveNetwork.com or www.Active.com. Follow Active Network on Twitter @ActiveNetwork, @Active and on Facebook.

About Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed in these forward-looking statements. More detailed information about The Active Network, Inc. and the risks and uncertainties that may affect the realization of these forward-looking statements is set forth in its filings with the Securities and Exchange Commission (SEC). These filings may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and The Active Network, Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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© 2011 The Active Network, Inc. All rights reserved. Active.com and ActiveWorks are registered trademarks of The Active Network, Inc. Active Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.